Exhibit  2.1
                                          Conformed Copy










                Share Purchase Agreement


                     by and between

           Chiquita Brands International, Inc.

                  Steiner Corporation,

              Robert Moss and Dillon Wilson





                    September 15, 1997
                 Share Purchase Agreement


          THIS SHARE PURCHASE AGREEMENT (this "Agreement") is made and entered into as of the 15th day of September, 1997, by and between CHIQUITA BRANDS INTERNATIONAL, INC., a New Jersey corporation ("Buyer"), STEINER CORPORATION, a Nevada corporation ("Steiner"), and ROBERT MOSS and DILLON WILSON (Steiner and Robert Moss and Dillon Wilson are sometimes collectively referred to as "Sellers" and sometimes individually as "Seller").

                         RECITALS

          A.  American Fine Foods, Inc., an Idaho corporation
("Company"), is engaged in the food processing business; and

          B. Sellers own all of the issued and outstanding shares (the "Shares") of the capital stock of the Company as follows:

        Steiner             740,731 shares
        Robert Moss         72,000 shares
        Dillon Wilson       4,000 shares

        C. Sellers desire to sell the Shares to Buyer and Buyer desires to purchase the Shares from Sellers.

        NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, Sellers and Buyer hereby agree as follows:

                         SECTION 1
                        DEFINITIONS

        For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

        "Accountants" -- as defined in Section 2.6.1.

        "Accounts Receivable" -- as defined in Section 3.7.

        "Adjustment Amount" -- as defined in Section 2.5.

        "Adjustment Shares" -- as defined in Section 2.4.2.

        "Applicable Contract" -- any Contract (a) under which the Company has or may acquire any rights, (b) under which the Company has or may become subject to any obligation or liability, or (c) by which the Company or any of the assets owned or used by it is or may become bound.

        "Balance Sheet" -- as defined in Section 3.4.

        "Base Shares" -- as defined in Section 2.4.2.

        "Best Efforts" -- the efforts that a prudent Person, as hereinafter defined, desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible.

        "Breach" -- a "Breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (a) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any claim (by any Person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision.

        "Buyer" -- as defined in the first paragraph of this Agreement.

        "Buyer Costs" -- as defined in Section 6.5.1.

        "Buyer's Advisors" -- as defined in Section 5.1.

        "Cleanup" -- as defined in definition of Environmental, Health and Safety Liabilities.

        "Closing" -- as defined in Section 2.3.

        "Closing Date" -- the date and time as of which the Closing actually takes place.

        "Closing Financial Statements" -- as defined in Section
2.6.1.

        "Closing Price" -- as defined in Section 6.6.

        "Code" -- as defined in Section 3.10.4.

        "Common Stock" -- as defined in Section 2.4.2(a).

        "Company" -- as defined in the Recitals of this Agreement.

        "Consent" -- any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization, as hereinafter defined).

        "Contemplated Transactions" -- all of the transactions contemplated by this Agreement, including, but not limited to:

        (a) the sale of the Shares by Sellers to Buyer;

        (b) the performance by Buyer and Sellers of their respective covenants and obligations under this Agreement; and

        (c) Buyer's acquisition and ownership of the Shares and exercise of control over the Company.

        "Contract" -- any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

        "Damages" -- as defined in Section 10.2.

        "Disclosure Letter" -- the disclosure letter delivered by Sellers to Buyer concurrently with the execution and delivery of this Agreement.

        "Employee Plans" -- as defined in Section 3.12.1.

        "Encumbrance" -- any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

        "Environmental, Health, and Safety Liabilities" -- any cost, damages, expense, liability, obligation, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law, as hereinafter defined, and consisting of or relating to:

        (a) any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products);

        (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands or response, investigative, removal, remedial, or inspection costs or expenses arising under Environmental Law or Occupational Safety and Health Law;

        (c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body, as hereinafter defined, or any other Person) and for any natural resource damages;

        (d) any other compliance, corrective, investigative, response or remedial measures or costs required under Environmental Law or Occupational Safety and Health Law; or

        (e) any non-compliance with or violation of any standard or requirement of Environmental Law or Occupational Safety and Health Law.

        The terms "removal," "remedial," and "response action," include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq., as amended ("CERCLA"), the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., as amended,and/or any comparable state and local laws.

        "Environmental Law" -- any Legal Requirement, as hereinafter defined, that relates to the protection of human health or the environment, including, but not limited to, any Legal
Requirement that requires or relates to:

        (a) advising or notifying appropriate authorities, employees, and the public of intended or expected or actual releases of pollutants or hazardous substances or other Hazardous Materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, which activities could have significant impact on the environment;

        (b) preventing, limiting or reducing to acceptable levels the release or potential release of pollutants or hazardous substances or Hazardous Materials into the environment;

        (c) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated;

        (d) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the environment when used or disposed of;

        (e) protecting resources, species, or ecological amenities;

        (f) reducing to acceptable levels the risks inherent in the storage or transportation of hazardous substances, pollutants, oil, Hazardous Materials or other potentially harmful substances;

        (g) investigating and responding to and cleaning up pollutants that have been released, preventing the threat of release, or paying the costs of such investigation, clean up, response or prevention;

        (h) making responsible parties pay private parties, or groups of them, for bodily injuries or damages done to their health or the environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets;

        (i) generating, storing, transporting, treating or disposing of any Hazardous Material; or

        (j) complying with any Governmental Authorization that relates to the protection of health or the environment.

        "ERISA" -- as defined in Section 3.12.1.

        "Exchange Act" -- the Securities Exchange Act of 1934 or any successor law, as amended, and regulations and rules issued pursuant to that Act or any successor law, as amended.

        "Facilities" -- any real property, leaseholds, or other interests currently or formerly owned, leased or operated by the Company and any buildings, plants, structures, or equipment (including motor vehicles) currently or formerly owned, leased or operated by the Company.

        "GAAP" -- generally accepted United States accounting principles consistently applied, and applied on a basis consistent with the basis, methods and practices on which the Balance Sheet and the other financial statements referred to in Section 3.4 were prepared.

        "Governmental Authorization" -- any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

        "Governmental Body" -- any:

        (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

        (b) federal, state, local, municipal, foreign, or other government;

        (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

        (d) multi-national organization or body; or

        (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

        "Hazardous Materials" -- any waste, material or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, toxic or a pollutant or a contaminant, or that is otherwise regulated, under or pursuant to any Environmental Law or any Occupational Safety and Health Law.

        "HSR Act" -- the Hart-Scott-Rodino Antitrust Improvements
Act of 1976 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

        "Indemnified Persons" -- as defined in Section 10.2.

        "Intellectual Property Assets" -- as defined in Section
3.21.1.

        "Knowledge" -- an individual will be deemed to have "Knowledge" of a particular fact or other matter if:

        (a) such individual is actually aware of such fact or other matter;

        (b) such individual is informed of a particular fact or other matter upon inquiry of the Company's environmental or risk manager, health and safety director, and Facility managers; or if no inquiry is made, would have learned of such fact or other matter if an inquiry had been made; or

        (c) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of such individual's employment or in the course of acting as a director or officer of a Person (other than an individual) hereafter referenced in this definition.

        A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

        "Legal Requirement" -- any federal, state, local, municipal, foreign, international, multinational, or other judicial or administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty or any Order.

        "Marks" -- as defined in Section 3.21.1.

        "Occupational Safety and Health Law" -- any Legal
Requirement designed to provide safe and healthful working conditions or to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

        "Order" -- any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

        "Ordinary Course of Business" -- an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

        (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

        (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority); and

        (c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

        "Organizational Documents" -- the articles or certificate of incorporation and the bylaws of the Company.

        "Person" -- any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

        "Preparation Costs" -- as defined in Section 6.5.1.

        "Proceeding" -- any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

        "Purchase Price" -- as defined in Section 2.2.

        "Registration Costs" -- as defined in Section 6.5.1.

        "Registration Statement" -- as defined in Section 6.4.1.

        "Registrable Shares" -- as defined in Section 6.4.1.

        "Related Person" -- with respect to a particular individual:

        (a) each other member of such individual's Family;

        (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's
Family;

        (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

        (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

        With respect to a specified Person other than an individual:

        (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

        (b) any Person that holds a Material Interest in such specified Person;

        (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

        (d) any Person in which such specified Person holds a Material Interest;

        (e) any Person with respect to which such specified
Person serves as a general partner or a trustee (or in a similar capacity); and

        (f) any Related Person of any individual described in clause (b) or (c).

        For purposes of this definition, (a) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse,
(iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, (b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 50% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 50% of the outstanding equity securities or equity interests in a Person, and (c) each Seller shall be deemed a Related Person with respect to the Company.

        "Representative" -- with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

        "Requested Information" -- as defined in Section 5.13.1.

        "SEC" -- as defined in Section 6.4.1.

        "Section" -- as defined in Section 11.11.

        "Securities Act" -- the Securities Act of 1933 or any successor law, as amended, and regulations and rules issued pursuant to that Act or any successor law, as amended.

        "Seller Costs" -- as defined in Section 6.5.1.

        "Seller Environmental Matters" -- as defined in Section
10.2.4.

        "Seller(s)" -- as defined in the first paragraph of this Agreement.

        "Shares" -- as defined in the Recitals of this Agreement.

        "Steiner" -- as defined in the first paragraph of this Agreement.

        "Steiner Returns" -- as defined in Section 5.10.1.

        "Subsidiary" -- with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries; when used without reference to a particular Person, "Subsidiary" means a Subsidiary of the Company.

        "Tax and Taxes" -- taxes, charges, fees, levies, and other governmental assessments and impositions of any kind, payable to any federal, state, local or foreign governmental entity or taxing authority or agency, including, without limitation, (i) income, franchise, profits, gross receipts, estimated, ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, disability, employment, social security, workers compensation, unemployment compensation, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, (ii) customs duties, imposts, charges, levies or other similar assessments of any kind, and (iii) interest, penalties and additions to tax imposed with respect thereto.

        "Tax Return" -- any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

        "Threatened" -- a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude or to have knowledge that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

        "Trade Date" -- as defined in Section 6.6

        "Trade Secrets" -- as defined in Section 3.21.1(b).

        "Violations" -- as defined in Section 10.3.4.

                        SECTION 2
           SALE AND TRANSFER OF SHARES; CLOSING

        2.1 Shares. Subject to the terms and conditions of this Agreement, at the Closing, Sellers will sell and transfer the Shares to Buyer, and Buyer will purchase the Shares from Sellers.

        2.2  Purchase Price.  The purchase price (the "Purchase
Price") for the Shares will be $26,770,696, plus the Adjustment
Amount, payable in the form or forms hereafter provided in this Agreement.

        2.3  Closing.

             2.3.1 The purchase and sale (the "Closing") provided for in this Agreement will take place at the offices of Taft, Stettinius & Hollister, 1800 Star Bank Center, 425 Walnut Street, Cincinnati, Ohio 45202-3957, at 4:15 p.m. (Eastern Standard Time) on the later of (i) October 31, 1997,
   (ii) the date that is two (2) business days following the termination of the applicable waiting period under the HSR Act, or (iii) the date the Registration Statement becomes effective, or at such other time and place as the parties may agree.

             2.3.2 If, on the date set for Closing under Section 2.3.1, the per share value of the Common Stock as determined under Section 2.7 as of such date is five percent (5%) or more lower than the per share value determined under Section 2.8 as of such date, and all conditions specified in Sections 7 and 8 have been satisfied or would be satisfied if the Closing were to occur on such date, the Buyer may, at its sole discretion, cause the Closing to be postponed to the next business day.
   The Buyer may, if the conditions set out above are satisfied on the date to which the Closing has been postponed, continue to postpone the Closing, one business day at a time, provided, the Buyer may not postpone the Closing beyond the 30th day from the date set for Closing under Section 2.3.1.

             2.3.3 Subject to the provisions of Section 9, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section 2.3 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

        2.4  Closing Obligations.  At the Closing:

             2.4.1 Sellers will deliver to Buyer:

             (a) certificates representing the Shares, duly endorsed (or accompanied by duly executed stock powers), with signatures guaranteed by a commercial bank or by a member firm of the New York Stock Exchange, for transfer to Buyer;

             (b) duly executed resignation of the Company's board of directors; and

             (c) a certificate executed by Sellers representing and warranting to Buyer that each of Sellers' representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date (giving full effect to any supplements to the Disclosure Letter that were delivered by Sellers to Buyer prior to the Closing Date in accordance with Section 5.5).

             2.4.2 Buyer will deliver to Sellers:

             (a) (i) certificates representing the number of shares of common stock of Buyer ("Common Stock") having a total value, determined as provided in Section 2.7, equal to $26,770,696 ("Base Shares") plus, at the Buyer's option, an amount equal to the Seller's best estimate of the Adjustment Amount ("Adjustment Shares"); or (ii) if Buyer so elects, the Buyer may deliver the number of shares at Closing equal in value, determined as provided in Section 2.8, to ninety-five percent (95%) of $26,770,696 plus, at the Buyer's option, an amount equal to the Seller's best estimate of the Adjustment Amount and by 4:00 p.m. (Eastern Standard Time) of the next business day deliver the balance of the shares due Sellers as specified in (i) of this section.

             (b) a certificate executed by Buyer to the effect that, except as otherwise stated in such certificate, each of Buyer's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date.

        2.5 Adjustment Amount. The Adjustment Amount (which may be a positive or negative number) will be equal to (a) the stockholders' equity of the Company as of the Closing Date determined in accordance with GAAP except as provided below, minus
(b)$25,610,187.

        2.6  Adjustment Procedure.

             2.6.1 Sellers will prepare and will cause KMPG Peat Marwick LLP, the Company's independent certified public accountants, to audit financial statements ("Closing Financial Statements") of the Company as of the Closing Date and for the period from the date of the Balance Sheet through the Closing Date, including a computation of stockholders' equity as of the Closing Date. Provided, however, if the Closing Date is postponed one or more times by the Buyer pursuant to Section 2.3.2, the Closing Financial Statements shall be prepared as of the date originally set under Section 2.3.1 for the Closing.
   In preparing the Closing Financial Statements and in computing the stockholders' equity, the Company's liability for Taxes to be included on a Steiner Return shall be computed on the basis of a separate return for the Company, and the liability for any such taxes shall be reflected as a payable to Steiner on the Closing Financial Statements. Sellers will deliver the Closing Financial Statements to Buyer within sixty (60) days after the Closing Date. If within thirty (30) days following delivery of the Closing Financial Statements, Buyer has not given Sellers notice of its objection to the Closing Financial Statements (such notice must contain a statement of the basis of Buyer's objection), then the stockholders' equity reflected in the Closing Financial Statements will be used in computing the Adjustment Amount. If Buyer gives such notice of objection, then the issues in dispute will be submitted to Price Waterhouse (the "Accountants") for resolution. If issues in dispute are submitted to the Accountants for resolution, (i) each party will furnish to the Accountants such workpapers and other documents and information relating to the disputed issues as the Accountants may request and are available to that party (or its independent public accountants), and will be afforded the opportunity to present to the Accountants any material relating to the determination and to discuss the determination with the Accountants; (ii) the determination by the Accountants, which shall be based on GAAP as set forth in a notice delivered to both parties by the Accountants, will be binding and conclusive on the parties; and (iii) Buyer and Sellers will each bear 50% of the fees of the Accountants for such determination.

             2.6.2 On the tenth business day following the final determination of the Adjustment Amount, if the Adjustment Amount is in excess of the estimated amount paid, if any, at Closing, Buyer shall pay Sellers an amount equal to such excess, and if the Adjustment Amount is less than the estimated amount paid, if any, at Closing, Sellers will pay Buyer an amount equal to such difference. The payment, if any, by Buyer or Seller shall be made in the form of cash.

        2.7 Value of Common Stock. The per share value of the Common Stock for the purpose of determining the number of shares to be issued to the Sellers shall be an amount equal to the closing sales price of the Buyer's common stock on the New York Stock Exchange composite tape on the Closing Date.

        2.8 Estimated Value. The estimated per share value of the Common Stock for the purpose of determining the number of shares to be delivered at Closing under Section 2.4.2(a)(ii) shall be an amount equal to the average closing sales price of the Buyer's common stock on the New York Stock Exchange composite tape on each of the fifteen (15) consecutive trading days immediately preceding the second business day prior to the Closing Date.

        2.9 Fractional Shares. In lieu of transfer of fractional shares of Common Stock by Buyer, the Sellers will receive cash equal to the value of such fractional shares.

                         SECTION 3
         REPRESENTATIONS AND WARRANTIES OF SELLERS

        The Sellers hereby severally, but not jointly, represent and warrant to Buyer that as of the date of this Agreement, the following are true:

        3.1  Corporate Organization; Subsidiaries.

             3.1.1 The Company is a corporation duly organized, validly existing and in good standing under the laws of Idaho, and on the Closing Date will be duly qualified to do business in each jurisdiction in which the nature of its business or properties makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect upon the financial condition or business of the Company taken as a whole.
   Complete and correct copies of the Organizational Documents for the Company have been delivered to Buyer.

             3.1.2 Steiner is a corporation duly organized, validly existing and in good standing under the laws of Nevada.

             3.1.3 The Company has no Subsidiary and since 1970 has never had any Subsidiary. Except as set forth in Part 3.1 of the Disclosure Letter, the Company does not own any equity, or similar interests in, or any interests convertible into or exchangeable or exercisable for any equity or similar interest in, any Person.

        3.2  Authority; No Conflict.

             3.2.1 This Agreement constitutes the legal, valid, and binding obligation of Sellers, enforceable against Sellers in accordance with its terms, except as such terms may be affected by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity. Sellers have the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and to perform their obligations under this Agreement.

             3.2.2 The execution, delivery and performance of this Agreement by Steiner have been duly authorized by all requisite corporate action.

             3.2.3 Except as set forth in Part 3.2 of the Disclosure Letter, neither the execution nor delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

             (a) contravene, conflict with, or result in a violation of any provision of the Organizational Documents;

             (b) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Company or any Seller, or any of the assets owned or used by the Company, may be subject;

             (c) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the business of, or any of the assets owned or used by, the Company;

             (d) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; or

             (e) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned, leased or used by the Company.

             3.2.4 Except as set forth in Part 3.2 of the Disclosure Letter, no Seller or the Company is or will be required to give any notice to or obtain any Consent from any Person (including, without limitation, from any Person that is a party to any Applicable Contract) in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

        3.3 Capitalization. The authorized equity securities of the Company consist of 2,000,000 shares of common stock, par value $1.00 per share, of which 816,731 shares are issued and outstanding and constitute the Shares. Sellers are and will be on the Closing Date the record and beneficial owners and holders of good and valid title to the Shares, free and clear of all Encumbrances. All of the outstanding equity securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable. There are no Contracts relating to the issuance, sale, or transfer of any equity securities or any other securities of the Company. The Company has not granted any options, warrants, or other rights, agreements, arrangements or commitments of any character (including, without limitation, voting agreements or arrangements relating to any issued or unissued capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or other equity interests in, the Company).

        3.4  Financial Statements.  Sellers have delivered to
Buyer: (i) audited balance sheets of the Company as at June 30 in each of the years 1993 through 1996, and the related audited statements of income, changes in stockholders' equity, and cash flow for each of the fiscal years then ended, and (ii) an audited balance sheet of the Company as at June 28, 1997 (including the notes thereto, the "Balance Sheet"), and the related audited statements of income, changes in stockholders' equity, and cash flow for the fiscal year then ended, including in each case the notes thereto. Such financial statements and notes fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of the Company as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP; the financial statements referred to in this Section 3.4 reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such financial statements.

        3.5 Books and Records. The books of account, minute books, stock record books, and other records of the Company, all of which will be made available to Buyer prior to Closing, are correct and complete and have been maintained in accordance with sound legal, accounting and business practices and methods consistently applied.

        3.6 Title to Properties; Encumbrances. Part 3.6 of the Disclosure Letter contains a complete and accurate list of all real property, leaseholds, or other interests therein owned by the Company. The Company owns (with good and marketable title in the case of real property, subject only to the matters permitted by the following sentence) all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that it purports to own, including all of the properties and assets reflected in the Balance Sheet (except for assets held under capitalized leases disclosed or not required to be disclosed in Part 3.16 of the Disclosure Letter and personal property sold since the date of the Balance Sheet, in the Ordinary Course of Business), and all of the properties and assets purchased or otherwise acquired by the Company since the date of the Balance Sheet (except for personal property acquired and sold since the date of the Balance Sheet in the Ordinary Course of Business and consistent with past practice). Except as disclosed in Part 3.6 of the Disclosure Letter, all material properties and assets reflected in the Balance Sheet are free and clear of all Encumbrances and are not, in the case of real property or the current use thereof, in violation of any Legal Requirement, used in a manner not in conformity with any Legal Requirement, or subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except, with respect to all such properties and assets, (a) mortgages or security interests shown on the Balance Sheet as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (b) liens for current taxes not yet due, and
(c) with respect to real property, (i) imperfections of title, none of which impairs the use of the property subject thereto, or impairs the operations of the Company, and (ii) zoning laws and other land use restrictions that do not impair the present use of the property subject thereto.

        3.7 Accounts Receivable. All accounts receivable of the Company that are reflected on the Balance Sheet or on the accounting records of the Company as of the Closing Date (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. Unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date current and collectible net of the respective reserves shown on the Balance Sheet or on the accounting records of the Company as of the Closing Date (which reserves are adequate and calculated consistent with past practice and methods and, in the case of the reserve as of the Closing Date, will not represent a greater percentage of the Accounts Receivable as of the Closing Date than the reserve reflected in the Balance Sheet represented of the Accounts Receivable reflected therein). There is no contest, claim, or right of set-off, other than returns in the Ordinary Course of Business, under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable.

        3.8 Inventory. All inventory of the Company, whether or not reflected in the Balance Sheet, consists of a quality and quantity usable and salable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, all of which have been reserved for or written off or written down to net realizable value in the Balance Sheet or on the accounting records of the Company as of the Closing Date, as the case may be. All inventories not reserved for or written off have been valued at the lower of cost on a first in, first out basis or market, except for corn which is valued at lower of average cost or market.

        3.9 No Undisclosed Liabilities. Except as set forth in the Balance Sheet or in the Disclosure Letter, to the Knowledge of any of the Sellers or the Company, the Company has no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Balance Sheet and current liabilities incurred in the Ordinary Course of Business since the date thereof.

        3.10  Taxes.

             3.10.1 The Company has filed or caused to be filed on a timely basis all Tax Returns for any period where assessment of a tax is not now barred by the lapse of time, that are or were required to be filed by or with respect to it, either separately or as a member of a group of corporations, pursuant to applicable Legal Requirements. The Company has paid, or has either made provision or provision will be made on the Closing Financial Statements for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise.

             3.10.2 All Tax Returns filed by (or that include on a consolidated basis) the Company are true, correct, and complete. Except for the payment due Steiner as will be reflected on the Closing Financial Statements, there is no tax sharing agreement that will require any payment to Steiner by the Company after the date of this Agreement.

             3.10.3 Except as set forth in Part 3.10 of the Disclosure Letter, the Company is not, and has never been, a party to any joint venture, partnership or other arrangement that could be treated as a partnership for Tax purposes.

             3.10.4 The Company has never consented to the application of Internal Revenue Code ("Code") Section 341(f).

             3.10.5 Except as set forth in Part 3.10 of the Disclosure Letter, the Company does not, and has never had, a permanent establishment in any foreign country and the Company does not, and has never engaged, in a trade or business in any foreign country.

             3.10.6 A list of all intercompany transactions (including deferred intercompany transactions, with both terms having the meanings provided in Income Tax Regulations Section 1.1502-13(a) of the Code) which will result in the payment of any tax by the Company after the Closing Date and which exist because of transactions between the Company and any Related Person are set forth in Part 3.10 of the Disclosure Letter, except those which arose in the Ordinary Course of Business from the intercompany sale of inventory.

             3.10.7 The Company has paid to the proper taxing authorities or is withholding and will pay when due to the proper taxing authorities all amounts required to be withheld or paid with respect to all Taxes on income, unemployment, social security (FICA), or other similar programs or benefits with respect to salary and other compensation of its directors, officers and employees and any other Taxes required to be withheld.

             3.10.8 No election has been made under Income Tax
   Regulations Section 1-301.7701 of the Code to treat the Company as a taxable entity other than a corporation in its own right.

        3.11 No Material Adverse Change. Since June 30, 1997, other than general market conditions, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of the Company, and, to the Knowledge of any of the Sellers or the Company, no event has occurred or circumstance exists that may result in such a material adverse change.

        3.12  Employee Benefits.

             3.12.1 Part 3.12 of the Disclosure Letter sets forth all pension plans, profit-sharing plans, medical plans and all other employee benefit plans as defined in Section 3.3 of the Employee Retirement Income Security Act ("ERISA") and any other plan, policy, or arrangement, formal or informal, providing for bonus, profit-sharing, deferred compensation, stock option, or other stock-related rights or other forms of incentive compensation or severance or retirement benefits in which any of the Company's current or former employees are participants or to which the Company contributes ("Employee Plans"). In addition to the Employee Plans, the Company has provided for the payment of severance pay to Tony Moss, Ken Doyle and Larry Oldridge in the event their employment is terminated in connection with the Contemplated Transaction as detailed in Part 3.12 of the Disclosure Letter.

             3.12.2 Each Employee Plan complies with all applicable provisions of the ERISA, all applicable provisions of the Code, and all other Legal Requirements. No Employee Plan is maintained in connection with any trust described in
   Section 501(c)(9) of the Code. There are no actions, suits or claims pending or Threatened (other than routine claims for benefits) with respect to any Employee Plan. No prohibited transactions described in Section 406 of ERISA or Section 4975 of the Code have occurred. Each Employee Plan has been operated in compliance with its terms.

             3.12.3 All Employee Plans that are intended to be qualified under Section 401(a) of the Code have received a favorable determination letter as to such qualification from the Internal Revenue Service, and no event has occurred, either by reason of any action or failure to act, which would cause a loss of any such qualification.

             3.12.4 No employee of the Company currently participates in any "multiemployer plan" (as defined in Section 3(37) or Section 4001(a)(2) of ERISA) on account of such employee's employment with the Company, nor does the Company have any obligation to contribute to or liability, potential liability or contingent liability with respect to any multiemployer plan on behalf of any employee or former employee of the Company. The Company has not incurred any current or potential withdrawal liability as a result of a complete or partial withdrawal (or potential partial withdrawal) from any multiemployer plan.

             3.12.5 Except as set forth in Part 3.12 or Part
   3.19 of the Disclosure Letter, the Company does not have any obligation to provide post-retirement benefits of any nature to its employees, former employees or their survivors, dependents or beneficiaries, except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1986 or any other applicable state medical benefits continuation laws, nor will any such obligation to provide such post-retirement benefits be incurred solely as a result of the consummation of the Contemplated Transactions.

             3.12.6 Except for the medical and dental plan, the prescription drug plan, the short term disability plan, the employee assistance program, and the voluntary life insurance plan, all Employee Plans are made available to the Company's employees because the Company is a Subsidiary of Steiner and such Employee Plans are made available by Steiner. The Company has made all payments required under the Employee Plans and has complied with all Legal Requirements applicable to the Employee Plans. Except as required under applicable Legal Requirements, upon the completion of the Contemplated Transaction, none of the employees of the Company will be eligible to participate in any of the Employee Plans that are made available by Steiner. Except as set forth in the Disclosure Letter, the Contemplated Transactions will not result in acceleration of any payment or vesting under any non-qualified Employee Plan covering any employee or former employee of the Company.

             3.12.7 No "reportable event" (within the meaning of Section 4043 of ERISA) has occurred with respect to any Employee Plan. Neither the Company nor Steiner is a contributing sponsor to which Section 4043(b)(1) of ERISA is applicable, or is subject to advance reporting requirements of
   Section 4043 of ERISA or Section 4043.61 of the Pension Benefit Guarantee Corporation (PBGC) regulations. No Employee Plan has during the previous three (3) years had unfunded vested benefits (within the meaning of Section 4043.29(c)(3) or 4043.30(c)(3) of the PBGC regulations) of $1 million or greater.

        3.13  Compliance with Legal Requirements; Governmental
Authorizations.
             3.13.1 Except as set forth in Part 3.13 of the Disclosure Letter:

             (a) to the Knowledge of any of the Sellers or the Company, the Company is, and at all times since June 30, 1990, has been (and was at all times on or prior to June 30, 1990 in connection with any matter that otherwise, individually or in the aggregate, could have a material adverse effect upon the financial condition or business or prospects of the Company after the Closing) in full compliance with each Legal Requirement and Governmental Authorization that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

             (b) to the Knowledge of any of the Sellers or the Company, no event has occurred or circumstance exists that (with or without notice or lapse of time) (i) may constitute or result in a violation by the Company of, or a failure on the part of the Company to comply with, any Legal Requirement or Governmental Authorization, or (ii) may give rise to any obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

             (c) the Company has not received, at any time since June 30, 1990 (or prior to June 30, 1990 in connection with any matter that otherwise, individually or in the aggregate, could have a material adverse effect upon the financial condition or business or prospects of the Company after the Closing), any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (i) any actual, alleged, possible, or potential violation by the Company of, or failure by the Company to comply with, any Legal Requirement or Governmental Authorization, or (ii) any actual, alleged, possible, or potential obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

             3.13.2 The Governmental Authorizations held by the Company collectively constitute all of the Governmental Authorizations necessary to permit the Company to lawfully conduct and operate its businesses in the manner it currently conduct and operate such businesses and to permit the Company to own and use its assets in the manner in which it currently owns and uses such assets.

        3.14  Legal Proceedings; Orders.

             3.14.1 Except as set forth in Part 3.14 of the Disclosure Letter, there is no pending Proceeding:

             (a) that has been commenced by or against the Company or that otherwise relates to or may affect the business of, or any of the assets owned, leased or used by, the Company; or

             (b) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

        To the Knowledge of any of the Sellers or the Company, no such Proceeding has been Threatened.

             3.14.2 Except as set forth in Part 3.14 or Part
   3.18 of the Disclosure Letter:

             (a) there is no Order to which the Company, or any of the assets owned or used by the Company, is subject;

             (b) no Seller is subject to any Order that relates to the business of, or any of the assets owned or used by, the Company; and

             (c) to the Knowledge of any of the Sellers or the Company, no officer, director, agent, or employee of the Company is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of the Company.

        3.15 Absence of Certain Changes and Events. Except as set forth in Part 3.15 of the Disclosure Letter, since June 30, 1997, the Company has conducted its businesses only in the Ordinary Course of Business and there has not been any:

             3.15.1 change in the Company's authorized or issued capital stock; grant of any stock option, warrant or right to purchase shares of capital stock of the Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by the Company of any shares of any of the Company's capital stock; or declaration, setting aside, or payment of any dividend or other distribution or payment in respect of shares of capital stock of the Company, or any redemption, purchase or acquisition of any of the Company's securities;

             3.15.2 amendment to the Organizational Documents;

             3.15.3 payment or increase by the Company of any bonuses, salaries, or other compensation to any stockholder, director or, except in the Ordinary Course of Business, any officer or employee of the Company or entry into any employment, severance, or similar Contract with any director, officer, or employee of the Company;

             3.15.4 adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan or Employee Plan, except for those available to Steiner employees but not Company employees, for or with any director, officer or employee of the Company;

             3.15.5 damage to or destruction or loss of any asset or property of the Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of the Company, taken as a whole;

             3.15.6 sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any asset or property of the Company or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of the Company;

             3.15.7 cancellation or waiver of any claims or rights with a value to the Company in excess of $50,000 in any individual instance or $500,000 in the aggregate;

             3.15.8 material change in the accounting methods used by the Company;

             3.15.9 borrowing of funds or incurring of additional debt for borrowed money or capital lease obligations beyond borrowings under the Company's revolving line of credit with First Security Bank of Idaho, N.A., the maximum amount of which has not been increased; or

             3.15.10 agreement, whether oral or written, by the Company to do any of the foregoing.

        3.16  Contracts; No Defaults.

             3.16.1 Part 3.16.1 of the Disclosure Letter contains a complete and accurate list, and Sellers have delivered to Buyer true and complete copies, of:

             (a) each Applicable Contract that involves performance of services or delivery of goods or materials by the Company of an amount or value in excess of $50,000;

             (b) each Applicable Contract that involves performance of services or delivery of goods or materials to the Company of an amount or value in excess of $25,000;

             (c) each Applicable Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of the Company in excess of $25,000;

             (d) each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Applicable Contract affecting the Company's ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $25,000 and with terms of less than one year);

             (e) each licensing agreement to which the Company is a party or other Applicable Contract with respect to patents, trademarks, copyrights, or other intellectual property;

             (f) each collective bargaining agreement to which the Company is a party and other Applicable Contract to or with any labor union or other employee representative of a group of employees;

             (g) each joint venture, partnership, and other
   Applicable Contract (however named) involving a sharing of profits, losses, costs, or liabilities by the Company with any other Person;

             (h) each Applicable Contract containing covenants that in any way purport to restrict the business activity of the Company or limit the freedom of the Company to engage in any line of business or to compete with any Person;

             (i) each Applicable Contract for capital expenditures in excess of $25,000 in any individual instance and a copy of the Company's current capital budget for the Period from July 1, 1997 through June 30, 1998;

             (j) each written warranty, guaranty, and other similar undertaking with respect to contractual performance extended by the Company other than in the Ordinary Course of Business;

             (k) each Applicable Contract containing a restriction, limitation or consent requirement with respect to a change in control of the Company; and

             (l) each amendment, supplement, and modification
   (whether oral or written) in respect of any of the foregoing.

             3.16.2 Except as set forth in Part 3.16.2 of the Disclosure Letter:

             (a) no Seller (and no Related Person of any Seller) has or may acquire any rights under, and no Seller has or may become subject to any obligation or liability under, any Contract with the Company or any Contract that relates to the business of, or any of the assets owned or used by, the Company; and

             (b) to the Knowledge of any of the Sellers or the Company, no officer, director, agent, employee, consultant, or contractor of the Company is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to (i) engage in or continue any conduct, activity, or practice relating to the business of the Company, or (ii) assign to the Company or to any other Person any rights to any invention, improvement, or discovery.

             3.16.3 Except as set forth in Part 3.16.3 of the Disclosure Letter, to the Knowledge of any of the Sellers or the Company, each Contract identified or required to be identified in Part 3.16.1 of the Disclosure Letter is in full force and effect and is valid and enforceable in accordance with its terms.

             3.16.4 Except as set forth in Part 3.16.4 of the Disclosure Letter, to the Knowledge of the Sellers:

             (a) the Company is, and at all times since June 30, 1995 has been, in full compliance with all applicable terms and requirements of each Contract under which the Company has or had any obligation or liability or by which the Company or any of the assets owned or used by the Company is or was bound;

             (b) each other Person that has or had any obligation or liability under any Contract under which the Company has or had any rights is, and at all times since June
   30, 1995 has been, in full compliance with all applicable terms and requirements of such Contract;

             (c) no event has occurred or circumstance exists (including, without limitation, the execution and delivery of this Agreement or the anticipated consummation of the Contemplated Transactions) that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give the Company or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; and

             (d) the Company has not given to or received from any other Person, at any time since June 30, 1995, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Contract.

             3.16.5 There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to the Company under current or completed Contracts with any Person and, to the Knowledge of any of the Sellers or the Company, no such Person has made written demand for such renegotiation.

             3.16.6 The Contracts relating to the sale, design, manufacture, or provision of products or services by the Company have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement or Governmental Authorization.

        3.17  Insurance.

             3.17.1 Sellers have delivered to Buyer:

             (a) true and complete copies of all policies of insurance to which the Company is a party or under which the Company, is or has been covered at any time within the three
   (3) years preceding the date of this Agreement; and

             (b) any statement by the auditor of the Company's financial statements in any management letter with regard to the adequacy of such entity's coverage or of the reserves for claims.

             3.17.2 Part 3.17 of the Disclosure Letter describes:

             (a) any self-insurance arrangement by or affecting the Company, including any reserves established thereunder;

             (b) any contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk by the Company; and

             (c) all obligations of the Company to third parties with respect to insurance (including such obligations under leases and service agreements, certificates of insurance, bonds and other items) and identifies the type of policy under which such coverage is provided.

             3.17.3 Part 3.17.3 of the Disclosure Letter sets forth, by year, for the current policy year and each of the three (3) preceding policy years:

             (a) a summary of the loss experience under each policy;

             (b) a statement describing each claim under an insurance policy, which sets forth: (i) the name of the claimant; (ii) a description of the policy by insurer, type of insurance and period of coverage; and (iii) the amount and a brief description of the claim; and

             (c) a statement describing the loss experience for all claims that were self-insured, including the number and aggregate cost of such claims.

             3.17.4 Except as set forth on Part 3.17.4 of the Disclosure Letter:

             (a) All policies to which the Company is a party or that provide coverage to the Company, or any director or officer of the Company: (i) are valid, outstanding, and enforceable; (ii) are issued by an insurer that is financially sound and reputable; (iii) taken together, provide adequate insurance coverage for the assets and the operations of the Company for all risks normally insured against by a Person carrying on the same business or businesses as the Company;
   (iv) are sufficient for compliance with all Legal Requirements and Contracts to which the Company is a party or by which the Company is bound; (v) will continue in full force and effect only for the period through the Closing Date other than the Workmen's Compensation Plan for the State of Washington which may be continued after the Closing Date; and (vi) do not provide for any retrospective premium adjustment or other experienced-based liability on the part of the Company.

             (b) No Seller or the Company has received (i) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (ii) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

             (c) The Company has paid, or made provision for payments of, all premiums due for which the Company is obligated to make payment, and has otherwise performed all of its obligations, under each policy to which the Company is a party or that provides coverage to the Company or any director or officer thereof.

             (d) The Company has given notice to the insurer of any and all claims that may be insured thereby.

             (e) Adequate provision has been made for all workmen's compensation claims that have been made or Threatened.

             3.17.5 Part 3.17.5 of the Disclosure Letter lists all policies of insurance to which the Company is or has been a party, or under which the Company is or has been covered, at any time since January 1, 1991, the period of effectiveness of each of such policies, and all pending claims and liabilities (other than those described at Part 3.17.3 of the Disclosure Letter) under any such policies. All amounts necessary to maintain such policies in effect during the periods described in Part 3.17.5 of the Disclosure Letter were appropriately paid and the Company maintains adequate reserves for claims on the Balance Sheet.

        3.18  Environmental Matters.  Except as set forth in Part
3.18 of the Disclosure Letter:

             3.18.1 To the Knowledge of any of the Sellers or the Company, the Company is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any Environmental Law or Occupational Safety and Health Law. Neither any Seller nor the Company has any basis to expect, nor has any of them received, any actual or Threatened order, notice, or other communication from any Governmental Body or Person of any actual or potential violation or failure to comply with any Environmental Law or Occupational Safety and Health Law, any actual or Threatened Proceeding involving a possible violation or noncompliance with any Environmental Law or Occupational Safety and Health Law, or of any actual or Threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties (whether real, personal, or mixed, and including, but not limited to, off site disposal locations).

             3.18.2 There are no pending or, to the Knowledge of any of the Sellers or the Company, Threatened claims, Encumbrances, or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities or any other properties and assets (whether real, personal, or mixed) in which the Company has or had an interest or any other properties at which the Company may be a generator of wastes.

             3.18.3 Sellers have made available to Buyer true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by the Company or Steiner pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance by the Company with Environmental Laws.

        3.19  Employees.

             3.19.1 Part 3.19 of the Disclosure Letter contains a complete and accurate list of the following information, as of the date of such list, for each employee of the Company, including each employee on leave of absence or layoff status: employer; name; job title; current compensation paid or payable; and service credited for purposes of vesting and eligibility to participate under any of the Employee Plans.

             3.19.2 Part 3.19 of the Disclosure Letter also contains a complete and accurate list of any benefits or other payments to be made by the Company to any retired employee of the Company, or their dependents.

        3.20 Labor Relations; Compliance. Except as set forth in Part 3.20 of the Disclosure Letter, since June 30, 1995, the Company has not been and is not a party to any collective bargaining or other labor Contract. Except as set forth in Part 3.20 of the Disclosure Letter, since June 30, 1995, there has not been, there is not presently pending or existing, and to the Knowledge of any of the Sellers or the Company, there is not Threatened, (i) any strike, slowdown, lockout, picketing, work stoppage, or employee grievance process, (ii) any Proceeding against or affecting the Company relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor or employment dispute against or affecting the Company or its premises, or (iii) any application for certification of a collective bargaining agent. To the Knowledge of any of the Sellers or the Company, no event has occurred and no circumstance exists that could provide the basis for any work stoppage or other labor dispute. The Company has complied in all respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. The Company is not liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

        3.21  Intellectual Property.

             3.21.1 The term "Intellectual Property Assets" includes:

             (a) the name American Fine Foods, all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications owned, used, or licensed by the Company as a licensee or licensor (collectively, "Marks"), all of which registered Marks are listed in Part 3.21 of the Disclosure Schedule;

             (b) all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints owned, used, or licensed by the Company as licensee or licensor (collectively, "Trade Secrets"); and

             (c) all registered and unregistered copyrights owned, used or licensed by the Company as licensee or licensor
   (collectively, the "Copyrights").

             3.21.2 The Intellectual Property Assets are all those reasonably necessary for the operation of the Company's businesses as they are currently conducted. The Company is the owner of all right, title, and interest in and to, or has a valid and enforceable license to use, each of the Intellectual Property Assets, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims. The Company does not own or license (as licensee or licensor) any patents.

             3.21.3 Except as set forth in Part 3.21 of the Disclosure Letter, no Mark has been or is now involved in any opposition, invalidation, or cancellation and, to the Knowledge of each of the Sellers and the Company, no such action is Threatened with the respect to any of the Marks.

             3.21.4 Except as set forth in Part 3.21 of the Disclosure Letter, to Knowledge of each of the Sellers and the Company, there is no potentially interfering trademark or trademark application of any third party.

             3.21.5 Except as set forth in Part 3.21 of the Disclosure Letter, no Mark is infringed or, to the Knowledge of any of the Sellers or the Company, has been challenged or threatened in any way. None of the Intellectual Property Assets used by the Company infringes or, to the Knowledge of any Seller or the Company, is alleged to infringe any trade name, trademark, service mark, copyright, patent, trade secret, or other right of any third party.

        3.22  Brokers or Finders.  Other than as set out in Part
3.22 of the Disclosure Letter, none of the Company, any Seller, or any of their respective agents has incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions in connection with this Agreement.

        3.23 Investment Representations. Each Seller intends to acquire the Common Stock for investment for such Seller's own account (and such Seller will be the sole beneficial owner thereof) and the Common Stock is being acquired for the purpose of investment and not with a view to distribution or resale thereof except pursuant to the Registration Statement or another registration under the Securities Act or exemption therefrom. Each Seller understands that, until registered under the Securities Act, all certificates evidencing the Common Stock, whether upon initial issuance or upon any transfer thereof, shall bear a legend, prominently stamped or printed thereon, reading substantially as follows:

        "The securities represented by this
        certificate have not been registered under the Securities Act of 1933 or applicable state securities laws. These securities have been acquired for investment and not with a view to distribution or resale. These securities may not be offered for sale, sold, delivered after sale, or transferred in the absence of an effective registration statement covering such shares under such Act and any applicable state securities laws, or the availability, in the opinion of counsel, of an exemption from registration thereunder."

        3.24 Disclosure. The representations and warranties made by the Sellers in this Agreement and the Disclosure Schedule (as the same may be updated in accordance with this Agreement) do not include any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein in order to make the statements herein or therein, in light of the circumstances under which they are made, not misleading.

                        SECTION 4
          REPRESENTATIONS AND WARRANTIES OF BUYER

        The Buyer hereby represents and warrants to Sellers that as of the date of this Agreement the following are true:

        4.1 Organization and Good Standing. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of New Jersey.

        4.2  Authority; No Conflict.

             4.2.1 This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as such terms may be affected by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity. Buyer has the right, power, and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

             4.2.2 Neither the execution and delivery of this Agreement by Buyer nor the consummation or performance of any of the Contemplated Transactions by Buyer will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to: (i) any provision of Buyer's Articles of Incorporation or Bylaws; (ii) any resolution adopted by the board of directors or the stockholders of Buyer; (iii) any Legal Requirement or Order to which Buyer may be subject; or (iv) any Contract to which Buyer is a party or by which Buyer may be bound.

             4.2.3 Except as provided in Section 6.1 or otherwise provided in this Agreement, Buyer is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated
   Transactions.

        4.3 Investment Intent. Buyer is acquiring the Shares for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act.

        4.4 Certain Proceedings. There is no pending Proceeding that has been commenced against Buyer that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To Buyer's Knowledge, no such Proceeding has been Threatened.

        4.5 Brokers or Finders. Buyer and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement and will indemnify and hold Sellers harmless from any such payment alleged to be due by or through Buyer as a result of the action of Buyer or its officers or agents.

        4.6 Common Stock. On the Closing Date, the Common Stock will be listed on the New York Stock Exchange but may bear a restrictive legend limiting resales not in compliance with the Securities Act.

                         SECTION 5
            COVENANTS OF SELLERS; REGISTRATION

        5.1 Access and Investigation. Between the date of this Agreement and the Closing Date, Sellers will, and will cause the Company and its Representatives to, (i) afford Buyer and its Representatives and prospective lenders and their Representatives (collectively, "Buyer's Advisors") full and free access to the Company's personnel, properties (including subsurface testing), contracts, books and records, and other documents and data, (ii) furnish Buyer and Buyer's Advisors with copies of all such contracts, books and records, and other existing documents and data as Buyer may reasonably request, and (iii) furnish Buyer and Buyer's Advisors with such additional financial, operating, and other data and information as Buyer may reasonably request.

        5.2 Operation of the Businesses of the Company. Between the date of this Agreement and the Closing Date, Sellers will, and will cause the Company to conduct the business of the Company only in the Ordinary Course of Business.

        5.3 Negative Covenant. Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, Sellers will not, and will cause the Company not to, without the prior consent of Buyer (i) take any affirmative action, or fail to take any reasonable action within their or its control, as a result of which any of the changes or events listed in
Section 3.15 will or is likely to occur; (ii) incur any more debt under the Company's existing revolving line of credit than necessary to meet the Company's normal operational needs; (iii) make any commitment for capital expenditures in excess of $25,000; or (iv) enter into any contracts having a value in excess of $100,000. Provided, however, the Company may pay bonuses equal in total to the amount of the liability for bonuses accrued on the Balance Sheet.

        5.4 Required Approvals. As promptly as practicable after the date of this Agreement, Sellers will, and will cause the Company and each of its Related Persons to, make all filings required by Legal Requirements to be made by them in order to consummate the Contemplated Transactions (including all filings under the HSR Act). Between the date of this Agreement and the Closing Date, Sellers will, and will cause the Company and each of its Related Persons to,
(i) cooperate with Buyer with respect to all filings that Buyer elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions, and (ii) cooperate with Buyer in obtaining all consents identified in Schedule 4.2 (including taking all actions requested by Buyer to cause early termination of any applicable waiting period under the HSR Act).

        5.5 Notification. Between the date of this Agreement and the Closing Date, each Seller will promptly notify Buyer in writing if such Seller or the Company becomes aware of any fact or condition that causes or constitutes a Breach of any of Sellers' representations and warranties as of the date of this Agreement, or if such Seller or the Company becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Disclosure Letter if the Disclosure Letter were dated the date of the occurrence or discovery of any such fact or condition, Sellers will promptly deliver to Buyer a supplement to the Disclosure Letter specifying such change. During the same period, each Seller will promptly notify Buyer of the occurrence of any Breach of any covenant of Sellers in this Section 5 or of the occurrence of any event that may make the satisfaction of the conditions in Section 7 impossible or unlikely.

        5.6 Payment of Indebtedness by Related Persons. Except as expressly provided in this Agreement or listed in Part 5.6 of the Disclosure Letter, Sellers will cause all indebtedness owed to the Company by any Seller, other than Steiner, or any Related Person of any Seller to be paid in full prior to Closing. Any amounts owed by Steiner will be paid as soon as practicable, but in any event, on or before the date the Closing Financial Statements are delivered to the Buyer.

        5.7 Best Efforts. Between the date of this Agreement and the Closing Date, Sellers will use their Best Efforts to cause the conditions in Sections 7 and 8 to be satisfied.

        5.8 Employee Plans. The Sellers shall insure that all liabilities and Legal Requirements are satisfied and complied with in connection with the termination of the Company's employees' participation in those Employee Plans that are provided by Steiner.

        5.9 No Negotiation. Until such time, if any, as this Agreement is terminated pursuant to Section 9, none of the Sellers will, and each of the Sellers will cause the Company and each of their Representatives not to, directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Buyer) relating to any transaction involving the sale of the business or assets (other than in the Ordinary Course of Business) of the Company, or any of the shares, or any merger, consolidation, business combination, or similar transaction involving the Company.

        5.10  Filing of Tax Returns.

             5.10.1 To the extent consistent with prior practices, Steiner shall include the Company in the Federal and state income Tax Returns filed by Steiner, including any consolidated, unitary or combined income tax returns filed by Steiner for periods ending prior to the Closing Date and periods which include the Closing Date and shall include the activity of the Company through the Closing Date in such Tax Returns, and Steiner shall pay all Taxes due with respect to such Tax Returns. The returns shall be prepared on a basis consistent with past practices and shall not make or change any election applicable to or which affect the Company without Buyer's written consent. The returns to be prepared by Steiner under this Section 5.10 are referred to as the "Steiner Returns."

             5.10.2 Steiner shall deliver a separate pro forma return for the Company for each Steiner Return to Buyer no later than the date the Closing Financial Statements are delivered to the Buyer.

        5.11 Amended Returns. After the Closing, Steiner will not file any amended Tax Returns or claims for refunds for the Company for any periods ending on or before the Closing Date without the prior written consent of Buyer, which consent will not be unreasonably withheld. Sellers shall be entitled to retain any refunds and any additional tax liability that results from such amended return shall be borne by Sellers, regardless of whether such additional tax liability is with respect to a tax period ending before or after the Closing Date. Sellers shall reimburse Buyer for any reduction of the Company's tax attributes that results from the filing of such amended Tax Returns. In the case of tax credits, the amount of reimbursement shall be the amount of the reduction of the credit. In the case of a reduction of a loss carryover or asset basis, the amount of reimbursement shall be the amount of the reduction of loss carryover or basis multiplied by the highest applicable federal income tax rate.

        5.12 Credit and Loss Adjustments. If in any period ending after the Closing Date, the Company earns any credit or recognizes any loss which, because of a carry back of such credit or loss to a period ending on or prior to the Closing Date, Steiner receives a tax reduction, then Steiner shall immediately remit to Buyer an amount equal to the tax benefit realized by Steiner as a result of such carry back.

        5.13 Registration. In connection with the registration pursuant to Section 6.4, the Sellers shall have the following obligations:

             5.13.1 Each Seller shall furnish to Buyer such information regarding itself, the Registrable Shares held by it and the intended method of disposition of the Registrable Shares held by it as shall be reasonably required to effect the registration of the Registrable Shares and shall execute such documents in connection with any such registration as Buyer may reasonably request. At least five (5) days prior to the first anticipated filing date of the Registration Statement, Buyer shall notify each Seller participating in the registration of the information Buyer requires from such Seller (the "Requested Information"). If within three (3) business days prior to the filing date Buyer has not received the Requested Information from a Seller, then Buyer may file the Registration Statement without including Registrable Shares of such Seller.

             5.13.2 Each Seller shall cooperate with Buyer as reasonably requested by Buyer in connection with the preparation and filing of the Registration Statement, unless such Seller has notified Buyer in writing of such Seller's election to exclude all of such Seller's Common Stock from the Registration Statement.

             5.13.3 In the event Steiner determines to engage the services of an underwriter, each Seller agrees to enter into and perform such Seller's obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering and to take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Shares, unless such Seller has notified Buyer and Steiner in writing of such Seller's election to exclude all of such Seller's Common Stock from the Registration Statement.

             5.13.4  No Seller may participate in any
   underwritten registration hereunder unless such Seller (i) agrees to sell such Seller's Registrable Shares on the basis provided in any underwriting arrangements, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (iii) agrees to pay its pro rata share of all Seller Costs.

             5.13.5 If Buyer gives a notice to a Seller as provided for in Section 6.4.5, such Seller will immediately cease any disposition of Registrable Shares pursuant to the Registration Statement until Buyer notifies such Seller that a prospectus supplement has been filed or an amendment to the Registration Statement has been declared effective by the SEC or that any stop order or other suspension has been lifted.

             5.13.6  If any Seller believes, or receives
   information to the effect that, the prospectus (including any supplements thereto) forming part of the Registration Statement contains an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, to the extent such facts or statements relate to information provided to Buyer by, or on behalf of, any of the Sellers for inclusion in the Registration Statement, then Sellers will promptly notify Buyer in writing.

        5.14 Closing Financial Statements. After the Closing, the Sellers will cause the Closing Financial Statements to fairly present the financial condition and results of operations, changes in stockholders' equity, and cash flow of the Company as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP (other than as provided in Section 2.6.1).

        5.15 Estimate. The Sellers will, three (3) days prior to the Closing Date, deliver to the Buyer the Sellers' best estimate of the Adjustment Amount, which estimate shall be subject to Buyer's reasonable approval.

        5.16 Noncompetition. For a period of five (5) years from the Closing, Steiner shall not directly, or indirectly through any Subsidiary, engage in any business in the United States which would compete with the Company. Further, during such five-year (5) period, Steiner will not solicit or make unsolicited offers to employ a current employee of the Company.

                        SECTION 6
             COVENANTS OF BUYER; REGISTRATION

        6.1 Approvals of Governmental Bodies. As promptly as practicable after the date of this Agreement, Buyer will, and will cause each of its Related Persons to, make all filings required by Legal Requirements to be made by them to consummate the Contemplated Transactions (including all filings under the HSR Act). Between the date of this Agreement and the Closing Date, Buyer will, and will cause each Related Person to, cooperate with Sellers with respect to all filings that Sellers are required by Legal Requirements to make in connection with the Contemplated Transactions, and cooperate with Sellers in obtaining all consents identified in Part 3.2 of the Disclosure Letter; provided that this Agreement will not require Buyer to dispose of or make any change in any portion of its business or to incur any other burden to obtain a Governmental Authorization or consent to the Contemplated Transactions.

        6.2  Best Efforts.  Except as set forth in the proviso to
Section 6.1, between the date of this Agreement and the Closing Date, Buyer will use its Best Efforts to cause the conditions in Sections 7 and 8 to be satisfied.

        6.3  Employee Matters.

             6.3.1 The Buyer will cause the Company, effective as of the Closing Date, to assume all obligations and liabilities for providing life insurance under the Employee Plans to retired and disabled employees of the Company.

             6.3.2 Effective as of the Closing Date, the Buyer will cause Steiner to be released from any obligation or liability with respect to the Company's Workmen's Compensation
   Plan for the State of Washington.

        6.4  Registration.

             6.4.1  Buyer will prepare and file with the
   Securities and Exchange Commission ("SEC") and file with any state securities law agencies as Steiner may reasonably request, and use its best efforts to cause to become effective as of the Closing Date a registration statement (the "Registration Statement") on Form S-3 (or such other form then available for such registration) under and complying with the Securities Act, covering all of the Common Stock issued to the Sellers under Section 2.4.2 (collectively, the "Registrable Shares").

             6.4.2 With respect to the Registration Statement, Buyer will prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus forming part of the Registration Statement as may be necessary to keep the Registration Statement effective for such period as shall be necessary to complete the distribution of the Registrable Shares, but in no event for longer than 120 days after the Registration Statement has been declared effective by the SEC (subject to extensions due to any order suspending the effectiveness of the Registration Statement or otherwise).

             6.4.3 Once the Registration Statement has been declared effective by the SEC, Buyer will cause copies of the prospectus forming a part of the Registration Statement, and any supplement thereto, to be mailed or delivered to the New York Stock Exchange so that the Sellers participating in such registration may rely on Rule 153 under the Securities Act. Notwithstanding the immediately preceding sentence, Buyer will furnish to the participating Sellers such number of copies of the prospectus forming part of the Registration Statement, including, without limitation, a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the participating Seller may reasonably request in order to facilitate the sale of the Registrable Shares subject to the Registration Statement.

             6.4.4 Buyer will use reasonable effort: (i) to register or qualify, not later than the effective date of the Registration Statement, the Registrable Shares subject thereto under the securities or Blue Sky laws of such jurisdictions within the United States as Steiner may reasonably request, and
   (ii) to do any and all other reasonable acts or things which may be necessary or advisable to enable the participating Sellers to consummate the public sale or other disposition in such jurisdictions of such Registrable Shares; provided, however, that Buyer will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or taxation in any jurisdiction where it is not then so subject.

             6.4.5 Buyer will promptly notify Sellers whose Registrable Shares are included therein in writing if (i) a stop order has been issued by the SEC or any other suspension of effectiveness of the Registration Statement has occurred, or
   (ii) Buyer believes the prospectus (including any supplements thereto) forming part of the Registration Statement may contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

             6.4.6 As soon after the occurrence of an event specified in Section 6.4.5 as may be practicable, Buyer will use reasonable efforts to cause the withdrawal of any order suspending the effectiveness of the Registration Statement to be obtained and prepare and file with the SEC and the New York Stock Exchange, and provide copies to the Sellers participating in such registration of, a supplement to the prospectus or an amendment to the Registration Statement, as may be necessary to meet the requirements of the Securities Act. After any order suspending the effectiveness of the Registration Statement has been withdrawn or any supplement to the prospectus has been filed or any amendment to the Registration Statement, has been declared effective, Buyer will immediately notify the participating Sellers.

             6.4.7  Buyer will enter into an underwriting
   agreement with a managing underwriter retained by the Sellers in connection with an offering pursuant to the Registration Statement, which agreements will contain representations, warranties and agreements customarily included by an issuer in underwriting agreements with respect to a secondary distribution.

             6.4.8  Buyer shall be entitled to postpone the
   filing with the SEC of the Registration Statement, or any pre-effective amendment thereto, or a request for the acceleration of the effectiveness of the Registration Statement for a period to be specified by Buyer in a notice to Steiner if: (i) (1) in the sole judgment of Buyer, based on advise of counsel, it would be appropriate to disclose in the prospectus forming a part of the Registration Statement information not otherwise then required by law to be publicly disclosed, and (2) in Buyer's sole judgment, such disclosure or the filing of the Registration Statement, or any amendment thereto, is likely to interfere with any existing or prospective business situation, transaction or negotiation of Buyer or any of its Subsidiaries or affiliates; or (ii) in Buyer's sole judgment, it would be detrimental to a pending or proposed material equity financing by Buyer to proceed with the filing of the Registration Statement; provided, that the duration of all such postponements, together with any postponements under Section 2.3.2, shall not exceed, in the aggregate, ninety (90) days; and provided further, that Buyer shall promptly make such filing as soon as the conditions which permit it to postpone such filing no longer exist (or the 90-day aggregate postponement period shall have otherwise expired).

        6.5  Costs and Expenses.

             6.5.1  With respect to the registration under
   Section 6.4, Buyer shall bear all Preparation Costs, and Registration Costs, and the Sellers shall bear all Seller Costs. For purposes hereof, (i) "Preparation Costs" means the entire cost and expense of preparing the Registration Statement, including, without limitation, all printing expenses, the fees and expenses of Buyer's counsel and its independent accountants, all other out-of-pocket expenses incident to the preparation and printing of the Registration Statement and all amendments and supplements thereto, the cost of furnishing copies of each preliminary prospectus, each final prospectus and each amendment or supplement thereto to underwriters, brokers and dealers and other purchasers of the Registrable Shares included in the Registration Statement and the costs and expenses incurred in connection with the qualification of the Registrable Shares included in the Registration Statement under Blue Sky or other state securities laws of such jurisdictions within the United States as Steiner may request under Section 6.4.1, (ii) "Registration Costs" means all registration and filing fees payable to the SEC or any state securities law agency, and (iii) "Seller Costs" means the fees and expenses of counsel and accountants of any or all of the Sellers and all transfer taxes, and all underwriting discounts and commissions and other fees and expenses of investment bankers and managers, and all discounts and commissions charged by any broker engaged by Sellers to effect a block trade which are not paid by Buyer under Section 6.6.

        6.6 Block Trade. If Sellers, at their option, during the period that the Registration Statement is effective, elect to sell all or part of the Registrable Shares to one or more persons subject to the Registration Statement in a block trade transaction, such block trade transaction shall be conducted on the following terms: (i) Steiner shall provide Buyer not less than four (4) business days written notice of Sellers' desire to sell a designated number of the Registrable Shares subject to the Registration Statement in a block trade transaction, which shall specify when such transaction is to occur (which may be the Closing Date whenever it occurs); (ii) not more than one (1) such notice shall have been provided by Steiner to Buyer; (iii) any Registrable Shares that are not designated to be sold in such block trade in the notice may only be sold thereafter under the provisions of SEC Rule 144; (iv) such block trade transaction must be conducted as an after hours transaction after trading has ceased on a business day (the "Trade Date"), and before trading commences on the next business day, on Buyer's stock on the New York Stock Exchange; provided that if all the designated shares are not sold in such time, Sellers must use their best efforts to sell the remaining Registrable Shares on the next business day (or, if required, on successive subsequent business days) on the same basis as set forth in clauses (i) through (vi) of this sentence using each such applicable business day as the Trade Date; (v) Sellers shall use their best efforts to sell all stock in a single day, and all designated Registrable Shares salable for broker commission and discount of five percent (5%) (or such percentage greater than five percent (5%) as Buyer and Steiner are willing to consent to) or less of the closing sales price of the Buyer's common stock on the New York Stock Exchange Composite Tape on the Trade Date (the "Closing Price") shall be sold; and (vi) the broker engaged by Steiner to arrange such block trade transaction shall be the broker designated by Buyer which broker shall be reasonably acceptable to Steiner; then, if and only if the sale of the designated Registrable Shares fully complies with each of the terms set forth in clauses (i) through (vi), the Buyer will pay to or on behalf of the appropriate Sellers (a) one-half (1/2) of the amount of the broker commission and discount per Registrable Share applicable to the sale of any designated Base Shares, up to a maximum payment of three percent (3%) of the Closing Price per Registrable Share, and (b) the full amount of the broker commission and discount per Registrable Share applicable to the sale of any designated Adjustment Shares.

        6.7 Tax Returns. Buyer shall prepare, or cause the Company to prepare, and file all tax returns of the Company, other than the Steiner Returns, which have not yet been filed prior to the Closing Date and shall be responsible for and make any remaining tax payments due with such returns, if any. All such returns shall be prepared on a basis consistent with the tax returns of the Company for all previous years.

        6.8 Insurance. After the Closing Date, Buyer will reimburse, or cause the Company to reimburse, Steiner for the amount paid by Steiner to the insurance carrier after the Closing Date with respect to up to the $250,000 deductible amount and claim handling fee due under the terms of the insurance policy with respect to any claims made against the Company that are covered by any of the insurance policies identified in Section 3.17.

        6.9 Reports. Buyer will deliver to Seller true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by the Buyer pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance by the Company with Environmental Laws.

                         SECTION 7
    CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

        Buyer's obligation to purchase the Shares and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

        7.1  Accuracy of Representations.

             7.1.1 All of Sellers' representations and warranties in this Agreement (considered collectively), and each of the Sellers' representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date, without giving effect to any supplement to the Disclosure Letter.

             7.1.2 Each of Sellers' representations and warranties in Sections 3.3 and 3.11 must have been accurate in all respects as of the date of this Agreement, and must be accurate in all respects as of the Closing Date as if made on the Closing Date, without giving effect to any supplement to the Disclosure Letter.

        7.2  Sellers' Performance.

             7.2.1 All of the covenants and obligations that any or all of the Sellers are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

             7.2.2 Each document required to be delivered to Buyer pursuant to Section 2.4 must have been delivered to Buyer.

        7.3  Consents.  Each of the Consents identified in
Part 3.2 of the Disclosure Letter, and each Consent identified in
Schedule 4.2, must have been obtained and must be in full force and effect.

        7.4 Additional Documents. Each of the following documents must have been delivered to Buyer:

             7.4.1 an opinion of Cerruti & Adams, dated the Closing Date, in a form reasonably acceptable to Buyer; and

             7.4.2 such other documents as Buyer may reasonably request for the purpose of (i) enabling its counsel to provide the opinion referred to in Section 8.4.1, (ii) evidencing the accuracy of any of Sellers' representations and warranties,
   (iii) evidencing the performance by each Seller of, or the compliance by each Seller with, any covenant or obligation required to be performed or complied with by such Seller,
   (iv) evidencing the satisfaction of any condition referred to in this Section 7, or (v) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.

        7.5 No Proceedings. Since the date of this Agreement, there must not have been commenced or Threatened against or involving the Company, any Seller, or Buyer, or against any Person affiliated with Buyer, any Proceeding (i) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (ii) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

        7.6 No Claim Regarding Stock Ownership or Sale Proceeds. There must not have been made or Threatened by any Person any claim asserting that such Person (i) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any of the shares or any other voting, equity, or ownership interest in, the Company, or (ii) is entitled to all or any portion of the Purchase Price payable for the Shares.

        7.7 No Prohibition. Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Buyer or any Person affiliated with Buyer to suffer any material adverse consequence under, (i) any applicable Legal Requirement or Order, or (ii) any Legal Requirement or Order that has been published, introduced, or otherwise formally proposed by or before any Governmental Body.

        7.8 Mortgages. Sellers shall have recorded releases on the mortgages on the New Plymouth property as listed in the Disclosure Letter.

                         SECTION 8
   CONDITIONS PRECEDENT TO SELLERS' OBLIGATION TO CLOSE

        Sellers' obligation to sell the Shares and to take the other actions required to be taken by Sellers at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Sellers, in whole or in part):

        8.1  Accuracy of Representations.

             8.1.1 All of Buyer's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

        8.2  Buyer's Performance.

             8.2.1 All of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations, other than the obligations under Section 6.4 (considered individually), must have been performed and complied with in all material respects.

             8.2.2 The obligations of the Buyer under Section
   6.4 have been complied with, and the Registration Statement has been declared effective.

             8.2.3 Buyer must have delivered to Sellers the payment and the documents required to be delivered by Buyer to Sellers pursuant to Section 2.4.

        8.3  Consents.  Each of the Consents identified in
Part 3.2 of the Disclosure Letter, and each Consent identified in
Schedule 4.2, must have been obtained and must be in full force and effect.

        8.4 Additional Documents. Buyer must have caused the following documents to be delivered to Sellers:

             8.4.1 an opinion of Robert W. Olson, Esq., Senior
   Vice President and General Counsel of Buyer, dated the Closing
   Date, in a form reasonably acceptable to Steiner; and

             8.4.2 such other documents as Sellers may reasonably request for the purpose of (i) enabling their counsel to provide the opinion referred to in Section 7.4.1,
   (ii) evidencing the accuracy of any representation or warranty of Buyer, (iii) evidencing the performance by Buyer of, or the compliance by Buyer with, any covenant or obligation required to be performed or complied with by Buyer, (iv) evidencing the satisfaction of any condition referred to in this Section 8, or
   (v) otherwise facilitating the consummation of any of the Contemplated Transactions.

        8.5 No Injunction. There must not be in effect any Legal Requirement or any injunction or other Order that (i) prohibits the sale of the Shares by Sellers to Buyer, and (ii) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

                         SECTION 9
                        TERMINATION

        9.1 Termination Events. This Agreement may, by notice given prior to or at the Closing, be terminated:

             9.1.1 by either Buyer or Sellers if a material
   Breach of any provision of this Agreement has been committed by the other party and such Breach has not been waived;

             9.1.2 by Buyer if any of the conditions in Section
   7 has not been satisfied as of December 31, 1997 or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before December 31, 1997;

             9.1.3 by Sellers, if any of the conditions in
   Section 8 has not been satisfied as of December 31, 1997 or if satisfaction of such a condition is or becomes impossible (other than through the failure of Sellers to comply with their obligations under this Agreement) and Sellers have not waived such condition on or before December 31, 1997;

             9.1.4 by mutual consent of Buyer and Sellers; or

             9.1.5 by either Buyer or Sellers if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before December 31, 1997, or such later date as the parties may agree upon.

        9.2 Effect of Termination. Each party's right of termination under Section 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 9.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 11.1 and 11.3 will survive; provided, however, that if this Agreement is terminated by a party because of the Breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

                        SECTION 10
                 INDEMNIFICATION; REMEDIES

        10.1 Survival; Right to Indemnification Not Affected by Knowledge. All representations, warranties, covenants, and obligations in this Agreement, the Disclosure Letter, the supplements to the Disclosure Letter, the certificates delivered pursuant to Sections 2.4.1(c) and 2.4.2(b), and any other certificate or document delivered pursuant to this Agreement will survive the Closing. The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation.

        10.2 Indemnification and Payment of Damages by Sellers. Sellers, severally but not jointly, will defend, indemnify and hold harmless Buyer, the Company, and their respective Representatives, stockholders, controlling persons, and affiliates (collectively, the "Indemnified Persons") for, from and against, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (excluding incidental and consequential damages), costs, including attorney fees and costs, and reasonable costs of investigation and engineering studies, remediation costs, and interest, at the prejudgment statutory rate, on amounts paid by the Indemnified Person, incurred by the Indemnified Person, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

             10.2.1 any Breach of any representation or warranty made by Sellers in this Agreement (giving full effect to any supplement to the Disclosure Letter that was delivered by the Sellers to the Buyer prior to the Closing Date), the Disclosure Letter, or the supplements to the Disclosure Letter, or in any certificate or document delivered by Sellers pursuant to this Agreement;

             10.2.2 any Breach of any representation or warranty made by Sellers in this Agreement as if such representation or warranty were made on and as of the Closing Date (giving full effect to any supplement to the Disclosure Letter that was delivered by the Sellers to the Buyer prior to the Closing
   Date);

             10.2.3 any claim or event that would be a Breach of the representations and warranties made by Sellers in Sections 3.9, 3.13 and 3.16.3 if such representations and warranties were not limited to the Knowledge of any of the Sellers or the Company.

             10.2.4 any claim, suit, action, arbitration, or legal, administrative, governmental or other proceeding that relates to the ownership, lease or use of any Facility prior to the Closing under any Environmental Law in effect as of the Closing Date, anything disclosed in the Disclosure Letter or any of the environmental reports referred to in the Disclosure Letter, or any Breach of the representations and warranties made by Sellers in Section 3.18 as if not limited to the Knowledge of any of the Sellers or the Company ("Seller Environmental Matters").

             10.2.5 any Breach by any Seller of any covenant or obligation of such Seller in this Agreement;

             10.2.6 any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with any of the Sellers or the Company (or any Person acting on behalf of any of them) in connection with this Agreement or any of the Contemplated Transactions.

        The indemnification provided in this Section 10.2,
Section 10.4, and Section 10A will be the exclusive remedy that is available to Buyer or the other indemnified Persons for any claims relating to the sale of the Shares.

        10.3  Indemnification and Payment of Damages by Buyer.
Buyer will defend, indemnify and hold harmless Sellers, and will pay to Sellers the amount of any Damages arising, directly or indirectly, from or in connection with:

             10.3.1 any Breach of any representation or warranty made by Buyer in this Agreement or in any certificate delivered by Buyer pursuant to this Agreement,

             10.3.2 any Breach by Buyer of any covenant or obligation of Buyer in this Agreement,

             10.3.3 any claim by an employee or former employee of the Company resulting from the employee's termination after the Closing Date or from any change after the Closing Date of benefits provided to Company employees,

             10.3.4 any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Buyer (or any Person acting on its behalf) in connection with this Agreement or any of the Contemplated Transactions.

        10.4 Indemnification and Payment of Damages by Steiner. Steiner will defend, indemnify and hold harmless Buyer and the Company for, from and against, and will pay to the Indemnified Persons, any Damages incurred by the Indemnified Person arising, directly or indirectly, from or in connection with any current or potential withdrawal liability, under the applicable provisions of ERISA, as a result of a complete or partial withdrawal from any multiemployer plan by Steiner.

        10.5  Time Limitations.

             10.5.1 If the Closing occurs, (i) Sellers will have no liability (for indemnification or otherwise) under Sections 10.2.1, 10.2.2 or 10.2.3 with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, other than those in Sections 3.3 and 3.10 as set forth in this Agreement and as renewed as of the Closing Date, unless on or before eighteen
   (18) months after the Closing Date Buyer notifies Sellers of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Buyer; (ii) Sellers will have no liability (for indemnification or otherwise) with respect to any Seller Environmental Claim, including, but not limited to, Breaches of the representations and warranties contained in Section 3.18, unless on or before three (3) years after the Closing Date Buyer notifies Sellers of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Buyer; (iii) a claim under Sections
   10.2.1 or 10.2.2 with respect to the representations and warranties contained in any or all of Sections 3.3 or 3.10, a claim under Sections 10.2.5, 10.2.6, or 10.4 or a claim for indemnification or reimbursement not based upon any representation or warranty or any covenant or obligation to be performed and complied with prior to the Closing Date, may be made at any time.

             10.5.2 If the Closing occurs, (i) Buyer will have no liability (for indemnification or otherwise) under Sections
   10.3.1 or 10.3.2 with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, unless on or before eighteen (18) months after the Closing Date Sellers notify Buyer of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Sellers; (ii) Buyer will have no liability (for indemnification or otherwise) under Section 10.3.3, including, but not limited to, a Breach of Buyer's obligations under Section 6.3.1, unless on or before five (5) years after the Closing Date Sellers notify Buyer of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Sellers; (iii) a claim under Sections 10.3.4 or a claim not based on any representation or warranty, or covenant or obligation to be performed or complied with prior to the Closing Date, may be made at any time.

        10.6  Limitations on Amount -- Sellers.

             10.6.1 Sellers will have no liability (for indemnification or otherwise) under Sections 10.2.1, 10.2.2, 10.2.3, or 10.2.5 (to the extent relating to any failure to perform or comply prior to the Closing Date) unless the Damages for an individual claim, or a series of related claims, exceed $5,000 and until the total of all Damages with respect to such claims exceeds $250,000, and then only for the amount by which such Damages exceed $250,000. Provided, this limitation shall not apply to any claim under Section 3.10 for any Taxes which are due with respect to any Tax Return filed and signed by Steiner.

             10.6.2 Sellers' liability (for indemnification or otherwise) with respect to Seller Environmental Matters, including, but not limited to, Breaches of the representations and warranties contained in Section 3.18, shall not exceed one-half (1/2) of the Damages.

             10.6.3 The Sellers' liability (for indemnification or otherwise) under Section 10.2, except for claims based on a covenant or obligation to be performed after the Closing Date, to Buyer shall not exceed one-half (1/2) of the Purchase Price.

             10.6.4 The limitations of Sections 10.6.1 and
   10.6.3 will not apply to any Breach of any of Sellers' representations and warranties of which Steiner had Knowledge at any time prior to the date on which such representation and warranty is made or any intentional Breach by Steiner of any covenant or obligation.

        10.7  Procedure for Indemnification -- Third Party
Claims.

             10.7.1 Promptly after receipt by an indemnified party under Section 10.2 or 10.3 of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim; the failure to give timely notice to the indemnifying party to enable it to assume the defense will relieve the indemnifying party of liability that it may have to any indemnified party only to the extent that the indemnifying party's failure to receive such notice prejudices the indemnifying party.

             10.7.2 If any Proceeding referred to in Section
   10.7.1 is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party shall have sole control over, and shall assume all expenses with respect to, the defense or settlement of such claim; provided, however, that
   (i) the indemnified party shall be entitled to participate in (but not control) the defense of such claim and to employ counsel at its own expense to assist in the handling of such claim; (ii) the indemnifying party shall obtain the prior written approval of the indemnified party before entering into any settlement of such claim or ceasing to defend against such claim, if pursuant to or as a result of such settlement or cessation, injunctive or other equitable relief would be imposed against the indemnified party or the indemnified party would be required to pay any funds, which approval will not be unreasonably withheld; and (c) the indemnifying party shall not permit any lien, encumbrance or other adverse change to exist upon any asset of the indemnified party or its Subsidiaries. Provided, if an indemnifying party assumes defense of a claim, such assumption shall not be an admission that such party is obligated to indemnify any unindemnified party under the terms of this Agreement with respect to such claim. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within thirty days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party, if it is determined that such party has an obligation to indemnify under this Agreement, will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

             10.7.3 Sellers hereby consent to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on Sellers with respect to such a claim anywhere in the world.

        10.8 Procedure for Indemnification -- Other Claims. A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

                        SECTION 10A
                SECURITIES INDEMNIFICATION

        In the event any Registrable Shares are included in the Registration Statement under this Agreement:

        10A.1 Buyer Indemnification. To the extent permitted by law, Buyer will indemnify and hold harmless each Seller who holds such Registrable Shares, the directors and officers, if any, of such Seller, each person, if any, who controls any Seller within the meaning of the Securities Act, any underwriter (as defined in the Securities Act) for the Sellers, the directors, if any, of such underwriter and the officers, if any, of such underwriter, and each person, if any, who controls any such underwriter within the meaning of the Securities Act or the Exchange Act (each, an "Indemnified Registration-Related Person"), against any losses, claims, damages, expenses or liabilities (joint or several) (collectively, "Claims") to which any of them become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any of the following statements, omissions or violations in the Registration Statement, or any post-effective amendment thereof, or any prospectus included therein:
(i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any post-effective amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if Buyer files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein, in light of the circumstances under which the statements therein were made, not misleading; or (iii) any violation or alleged violation by Buyer of the Securities Act, the Exchange Act or any state securities law or any rule or regulation (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"). Subject to the restrictions set forth in Section 10A.4 with respect to the number of legal counsel, Buyer shall reimburse the Sellers and each such underwriter or controlling person, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 10A.1: (1) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to Buyer by any Indemnified Registration-Related Person or underwriter for such Indemnified Registration-Related Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if the prospectus forming a part of such Registration Statement was made available by Buyer; (2) with respect to any preliminary prospectus shall not inure to the benefit of any such person from whom the person asserting any such Claim purchased the Registrable Shares that are the subject thereof (or to the benefit of any person controlling such person) if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the prospectus, as then amended or supplemented, if such prospectus was timely made available by Buyer; and (3) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of Buyer, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Registration-Related Persons.

        10A.2 Seller Indemnification. In connection with the Registration Statement in which a Seller is participating, each such Seller agrees to indemnify and hold harmless, to the same extent and in the same manner set forth in Section 10A.1, Buyer, each of its directors, each of its officers who signs the Registration Statement, each person, if any, who controls Buyer within the meaning of the Securities Act or the Exchange Act, any underwriter and any other stockholder selling securities pursuant to the Registration Statement, or any of its directors or officers or any person who controls such stockholder or underwriter within the meaning of the Securities Act or the Exchange Act (each, an "Indemnified Registration-Related Party"), against any Claim to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to Buyer by such Seller expressly for use in connection with the Registration Statement; and such Seller will promptly reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this
Section 10A.2 shall not apply to amounts paid in settlement of any Claim if such settlement is affected without the prior written consent of such Seller, which consent shall not be unreasonably withheld; provided, further, however, that a Seller shall be liable under this Section 10A.2 for only that amount of a Claim as does not exceed the net proceeds to such Seller as a result of the sale of Registrable Shares pursuant to the Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Registration-Related Party. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this
Section 10A.2 with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Registration-Related Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amendment or supplemented.

        10A.3 Underwriters. Buyer shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in any distribution, to the same extent as provided above, with respect to information furnished in writing by such persons expressly for inclusion in the Registration Statement.

        10A.4 Claims. Promptly after receipt by an Indemnified Registration-Related Person or Indemnified Registration-Related Party under this Section 10A of notice of the commencement of any action (including any governmental action), such Indemnified Registration-Related Person or Indemnified Registration-Related Party shall, if a Claim in respect thereof is made against any indemnifying party under this Section 10A, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying parties; provided, however, that an Indemnified Registration-Related Person or Indemnified Registration-Related Party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Registration-Related Person or Indemnified Registration-Related Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Registration-Related Person or Indemnified Registration-Related Party and other party represented by such counsel in such proceeding. Buyer shall pay for only one separate legal counsel for all of the Sellers; such legal counsel shall be selected by the Sellers holding a majority in interest of the Registrable Shares. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Registration-Related Person or Indemnified Registration-Related Party under this Section 10A, except to the extent that the indemnifying party is prejudiced in its ability to defend such action. The indemnification required by this
Section 10A shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

        10A.5 Limits. To the extent any indemnification provided for is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under this Section 10A to the fullest extent permitted by law; provided, however, that (i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in this Section 10A, (b) no seller of Registrable Shares guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Shares who was not guilty of such fraudulent misrepresentation, and (iii) contribution by any seller of Registrable Shares shall be limited in amount to the net amount of proceeds received by such seller form the sale of such Registrable Shares.

                        SECTION 11
                    GENERAL PROVISIONS

        11.1 Expenses. Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants. The Company will pay all amounts payable to J.P. Morgan Securities, Inc. in connection with this Agreement and the Contemplated Transactions only to the extent that such amounts are fully accrued and reflected on the Closing Financial Statements. Buyer shall have no liability for any amounts payable to J.P. Morgan Securities, Inc. Buyer will pay one-half and Sellers will pay one-half of the HSR Act filing fee. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

        11.2 Public Announcements. Except as otherwise required by any Legal Requirements, any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as agreed to by the Buyer and Steiner. Unless consented to by Buyer in advance or required by Legal Requirements, prior to the Closing, Sellers shall, and shall cause the Company to, keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. Sellers and Buyer will consult with each other concerning the means by which the Company's employees, customers, and suppliers and others having dealings with the Company will be informed of the Contemplated Transactions, and Buyer will have the right to be present for any such communication.

        11.3 Confidentiality. Between the date of this Agreement and the Closing Date (and from and after the date of this Agreement if the Contemplated Transactions are not consummated), Buyer and Sellers will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of Buyer, Steiner and the Company to maintain in confidence, and not use to the detriment of another party or the Company any written, oral, or other information obtained in confidence from another party or the Company in connection with this Agreement or the Contemplated Transactions, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions, or (c) the furnishing or use of such information is required by legal proceedings.

        If the Contemplated Transactions are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request.

        11.4 Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

        SELLERS:

        Mr. Robert C. Steiner
        Steiner Corporation
        505 East South Temple
        Salt Lake City, Utah  84102

        Facsimile No.: (801) 363-5680

             WITH A COPY TO:

             William H. Adams, Esq.
             Cerruti & Adams
             139 East South Temple, Suite 520
             Salt Lake City, Utah  84111

             Facsimile No.: (801) 359-1980

        BUYER:

        Robert W. Olson, Esq.
        Senior Vice President and General Counsel
        Chiquita Brands International, Inc.
        250 East Fifth Street
        Cincinnati, Ohio  45202

        Facsimile No.: (513) 784-6691

             WITH A COPY TO:

             Jeffrey S. Schloemer, Esq.
             Taft, Stettinius & Hollister
             1800 Star Bank Center
             425 Walnut Street
             Cincinnati, Ohio  45202-2937

             Facsimile No.: (513) 381-0205

        11.5 Jurisdiction; Service of Process. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Idaho, County of Ada, or, if it has or can acquire jurisdiction, in the United States District Court of Idaho, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

        11.6  Further Assurances.

             11.6.1 The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

             11.6.2 Sellers and Buyer agree to furnish or cause to be furnished to each other upon request, as promptly as practicable, such information, records and assistance (including access to books and records) relating to the Company as is reasonably necessary for the preparation of any Tax Return, audit or examination, claim for refund or audit, and the prosecution or defense of any claim, suit or proceeding relating to any proposed tax adjustment. Such assistance shall include making employees available on a mutually convenient basis to provide additional information and explanation of any material to be provided hereunder and shall include furnishing to or permitting the copying by the requesting party of any records, returns, schedules, documents, workpapers or other relevant materials which might reasonably be expected to be of use in connection with such return, audit, examination or proceedings. The party requesting assistance hereunder shall reimburse the party whose assistance is requested for the reasonable out-of-pocket expenses incurred by it in providing such assistance, but shall not be required to reimburse the party providing such assistance with respect to time of employees made available pursuant to this section.

        11.7 Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (i) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (ii) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (iii) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

        11.8 Entire Agreement and Modification. This Agreement constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

        11.9 Assignments, Successors, and No Third-Party Rights. Neither party may assign any of its rights under this Agreement without the prior consent of the other parties, except that Buyer may assign any of its rights under this Agreement to any Subsidiary of Buyer. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

        11.10 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

        11.11 Section Headings, Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

        11.12 Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

        11.13 Governing Law. This Agreement will be governed by the laws of the State of Utah without regard to conflicts of laws principles.

        11.14 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

        11.15 Attachments Incorporated. All exhibits, schedules, and appendices and other attachments hereto are deemed a part of this Agreement and are incorporated herein and made a part hereof.

        11.16 Parties in Interest. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over and against any party to this Agreement.

        11.17 Specific Performance. Sellers acknowledge and agree that the Shares are a unique asset and that in the event any of the Sellers should refuse to perform under the provisions of this Agreement, monetary damages alone will not be adequate. Buyer shall therefore be entitled, in addition to any other remedies which may be available, including money damages, to obtain specific performance of the terms of this Agreement. In the event of any action to enforce this Agreement, each of the Sellers hereby waives the defense that there is an adequate remedy at law.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                            BUYER

                 CHIQUITA BRANDS INTERNATIONAL, INC.



                            By /s/Robert W. Olson
                            Its Senior Vice President

                            SELLERS

                            STEINER CORPORATION



                            By /s/R.R.Steiner
                            -----------------
                            Its President



                            /s/Robert Moss
                            -----------------
                            Robert Moss



                             /s/Dillon Wilson
                            -----------------
                            Dillon Wilson